Exhibit 99.2
Q1 2013 Investor Update May 9, 2013 *

Intersections Corporate Overview Statements in this presentation relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.” These forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by these statements. Factors and uncertainties that may cause actual results to differ include, but are not limited to, the risks disclosed in the company’s filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to revise or update any forward-looking statements. * Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

About Intersections Inc. Intersections Inc. (Nasdaq: INTX) is a leading provider of consumer identity risk management services. Intersections provides various levels of service to more than 7.7 million consumers. Those services are offered through North America's leading financial institutions and directly to consumers under Intersections’ award-winning IDENTITY GUARD® brand. Since 1996, Intersections has protected the identities of more than 35 million consumers. Founded: 1996 NASDAQ Symbol: INTX Headquarters: Chantilly, VA Employees: 803 Consumers Protected To Date: More than 35 million Adjusted EBITDA From Continuing Operations * ($ millions) Fast Facts * * Latest Twelve Months (LTM) consolidated adjusted EBITDA from continuing operations before share related compensation and non cash asset impairment charges. Excludes non-cash share based compensation and cash dividend equivalent payments. Please see the company’s release and website at www.intersections.com for additional details on quarterly results. Consumer totals include both subscribers and non-subscriber customers noted in our 10-Q and 10-K filings with the SEC. LTM Adjusted EBITDA ($MM)

Q1 2013 Consolidated Operating Results Revenue for Q1 ended March 31, 2013 was $81.7 million, a decrease of 9.4 percent from Q1 2012. Adjusted EBITDA was $9.9 million for Q1 2013, a decrease of 39.2 percent from Q1 2012.* Net Income was $2.2 million for Q1 2013, compared to $6.2 million in Q1 2012. Net Income in Q1 2013 was negatively impacted by approximately $1.3 million in expenses for severance, an expense associated with warrants we exercised in our long term investment in White Sky and a non cash valuation allowance on an existing deferred tax asset. Diluted earnings per share from continuing operations decreased to $0.12 per share in Q1 2013. Intersections generated $3.8 million in cash flow from operations in Q1 2013. Operating cash flow was depressed by a working capital build at the end of the first quarter which largely reverse itself early in the second quarter We ended Q1 2013 with $20.0 million in cash and equivalents and no borrowings under our credit facility of $30 million. * Consolidated adjusted EBITDA before share related compensation and non-cash asset impairment charges. Excludes non-cash share based compensation and cash dividend equivalent payments. Please see the company’s release and website at www.intersections.com for additional details on quarterly results. *

2013 Cash Distributions to Investors Our Board declared an ordinary quarterly cash dividend of $0.20 per share of common stock payable on June 7, 2013 to shareholders of record as of May 29, 2013. This is our 12th consecutive ordinary quarterly cash dividend. Based on the closing price on May 8, 2013 of $9.83 per share, our quarterly cash dividend represents an effective annual dividend yield of 8.1%. We have completed our 10b5-1 share repurchase plan entered on November 28, 2012. 300,000 shares repurchased between December 2012 and May 2013 Average price of $9.53 Approximately $18 million remaining authorization from our Board of Directors for future share repurchases Please see the company’s release and website at www.intersections.com for additional details on quarterly results. *

2013 Strategic Environment * Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

Our 2013 Strategy is Shifting to Meet This Environment * Preserve and optimize the value of existing partner portfolios. Leverage and strengthen our longstanding compliance capabilities. Continue to pursue available opportunities with new and existing clients. Maintain relationships for potential return to marketing. Adjust capacity to the market’s changing demand. Increase “expensed” investments in non-partner businesses. Identity Guard® Online Brand Protection Bail Bonds Industry Solutions New opportunities Maintain ordinary quarterly dividend payments at current level if appropriate. Our plans for 2013 assume continued ordinary quarterly dividends of $0.20 cents. Actual declarations are discretionary by the Board of Directors each quarter. Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

Q1 2013 Strategy Updates * Preserve and optimize the value of existing partner portfolios. Discussing potentially accretive portfolio purchases with multiple large clients Developing next generation of embedded identity theft protection products to replace marketing volumes at major financial institutions Still seeing significant RFP activity from regional and local banks as well as non-financial institutions Increase “expensed” investments in non-partner businesses. Early success ramping marketing spend and subscriber acquisitions for Identity Guard® Successful launch of Zumetrics®, a new SaaS based market intelligence solution for retailers and brand owners in our Online Brand Protection segment Continued revenue increases and narrowed operating losses in our SaaS based bail bonds solutions Initial engineering tests for our new monitoring business line have been promising Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

We Are Confirming Guidance for 2013 * Our current forecast for 2013 is Revenue will be 10% to 15% lower in 2013 as compared to 2012 Adjusted EBITDA* will be between 40% to 50% lower in 2013 as compared to 2012 Primary factors include Decrease in revenue and earnings from business with large financial institutions An increase of over $4 million in marketing expense in our consumer direct business; and, A loss from operations of approximately $10 million to develop new and diversified businesses and to continue product development in the identity and security arena. These forecasts are subject to substantial uncertainty, including Changes in the financial institution business and regulatory environment Adjustments in incremental investments in our Identity Guard® business and other new and diversified businesses Risks identified in our securities filings * Consolidated adjusted EBITDA before share related compensation and non-cash asset impairment charges. Excludes non-cash share based compensation and cash dividend equivalent payments. Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

Corporate Headquarters Intersections Inc. 3901 Stonecroft Boulevard Chantilly, VA 20151 Toll-free: 800.695.7536 www.intersections.com NASDAQ : INTX Thank You Investor Relations Eric S. Miller Senior Vice President Corporate Finance and Investor Relations  IR@intersections.com Tel: 703.488.6100